EXHIBIT 10.3.1

SEVENTH AMENDMENT (2007-1ST) TO THE

STANADYNE CORPORATION PENSION PLAN AS AMENDED

AND RESTATED EFFECTIVE JANUARY 1, 2002

WHEREAS, Stanadyne Corporation (the “Company”) maintains the Stanadyne Corporation Pension Plan (the “Pension Plan”) which was amended and restated effective January 1, 2002; and

WHEREAS, the Company desires to amend the Pension Plan, effective March 31, 2007, to cease the accrual of benefits.

NOW THEREFORE, pursuant to Section 12.1 of the Plan, the Plan is hereby amended, effective as of March 31, 2007, as follows:

1. A new sixth paragraph is inserted between the existing fifth and sixth paragraphs of the Preamble to read as follows:

Effective March 31, 2007, the Plan was amended to cease the future accrual of benefits.

2. Subsection (b) of Section 2.1, Eligibility Requirements, is restated in its entirety to read as follows:

(b)	Prior to April 1, 2007, each other Employee shall become a Participant in the Plan on the earlier of the following dates, providing he is then an Eligible Employee:

(i)	the date his employment commences in a work pattern expected to result in at least 1,000 Hours of Service in a consecutive 12-month period beginning on his date of employment, and

(ii)	the date as of which he has completed 1,000 Hours of Service in one of the following 12 consecutive month periods:
(A)	the 12 consecutive months following his date of employment with the Company or an Affiliate, or

(B)	any calendar year after his date of employment.

3. A new Subsection (c) is inserted in Section 2.1, Eligibility Requirements, and existing Subsections (c) and (d) are relabeled (d) and (e). New Subsection (c) reads as follows:

(c)	March 31, 2007 Plan Freeze. Notwithstanding any provision of this Plan, including any applicable Appendix, to the contrary, no Employee shall become a Participant in the Plan on or after April 1, 2007. An inactive Participant who is reemployed by the Employer on or after April 1, 2007 shall not resume participation in the Plan.

4. A new Article IIA, March 31, 2007 Plan Freeze, is inserted to read as follows:

2A.1.	General. Notwithstanding any provision of this Plan, including any applicable Appendix, to the contrary, effective March 31, 2007 there shall be no future accrual of benefits under the Plan.

2A.2.	Benefits. Effective March 31, 2007, a Participant’s Accrued Benefit shall be frozen. After said date, the following limitations shall apply when determining the Accrued Benefit, the normal retirement income, early retirement income, disability retirement benefit, death benefit and any other benefit payable to a Participant or Beneficiary under the Plan:

(i)	Earnings. No Earnings paid after March 31, 2007 shall count under the Plan when determining a Participant’s Average Monthly Earnings.

(ii)	Years of Credited Service. No period of employment with the Employer after March 31, 2007 shall count under the Plan when determining a Participant’s Years of Credited Service.

5. The Introduction (Section 1) to Appendices A-C is amended by inserting the following at the end thereof:

Notwithstanding the preceding sentence, the Plan document has been amended, effective March 31, 2007, to cease future benefit accruals. The amendment applies to this Appendix. See Article IIA of the Plan document to determine the effect of this amendment on the terms of this Appendix, including the definition of Years of Credited Service.

6. The Introduction (Section 1) to Appendix D is amended by inserting the following at the end thereof:

Notwithstanding the preceding sentence, the Plan document has been amended, effective March 31, 2007, to cease future benefit accruals. The amendment applies to this Appendix. See Article IIA of the Plan document to determine the effect of this amendment on the terms of this Appendix, including the definitions of Average Monthly Earnings, Earnings and Years of Credited Service.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 29th day of March, 2007.

STANADYNE CORPORATION

By:	/s/ Stephen S. Langin
STEPHEN S. LANGIN

Its:	Member of Pension Committee